                                                                     EXHIBIT 21

                           MICRON ELECTRONICS, INC.

                        SUBSIDIARIES OF THE REGISTRANT

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
                                           STATE (OR JURISDICTION)  PERCENTAGE
                                                  IN WHICH           OWNERSHIP
 NAME                                           INCORPORATED       BY REGISTRANT
 ----                                      ----------------------- -------------
 Micron Custom Manufacturing Services,
  Inc....................................           Idaho              100%
  M.C.M.S. SDN. BHD......................         Malaysia             100%
 PC Tech, Inc. ..........................         Minnesota            100%
 Micron Electronics (H.K.) Limited ......         Hong Kong            100%
 Micron Electronics Japan K.K. ..........           Japan              100%
 Micron Electronics Overseas Trading,
  Inc. ..................................         Barbados             100%
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